PROXY                                                PROXY
ADVISORS PREFERRED TRUST
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 29, 2022
41 S. HIGH ST., 17TH FLOOR, COLUMBUS, OHIO 43215

[INSERT FUND NAME]

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of the above-mentioned Fund (the “Fund”) hereby appoints [ ] and [ ], or any one of them, true and lawful attorneys with power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on April 29], 2022 at 1:00 p.m., Eastern Time, at the offices of the Trust’s counsel, Thomson Hine LLP, 41 S. High St., 17th floor, Columbus, OH 43215 and at any or all adjournments or postponements thereof. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED. THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF NO SPECIFICATION IS MADE AND THE PROXY CARD IS EXECUTED, THE PROXY CARD WILL BE VOTED “FOR” THE PROPOSAL SET FORTH ON THE REVERSE.

CONTROL #:
SHARES:
Note: Please date and sign exactly as the name appears on this proxy card. When shares are held by joint owners/tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person.

_____________________________________________
Signature(s) (Title (s), if applicable)
__________________________________________________
__________________________________________________
Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE
CONTINUED ON THE REVERSE SIDE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
VOTE THIS PROXY CARD TODAY!

THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:
1.By Phone: Call Okapi Partners toll-free at: (844) 343-2643 to vote with a live proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 7:00 PM (EST).

OR
2.By Internet: Refer to your proxy card for the control number and go to: WWW.OKAPIVOTE.COM/KENSINGTON2022 and follow the simple on-screen instructions.
OR
3.By Mail: Sign, Date, and Return this proxy card using the enclosed postage-paid envelope.
If possible, please utilize option 1 or 2 to ensure that your vote is received and registered in time for the meeting on
April 29, 2022.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSAL 1

1.To approve an Agreement and Plan of Reorganization by and between Advisors Preferred Trust (the "Target Trust") and Managed Portfolio Series (the "Acquiring Trust") which provides for the reorganization of the above-mentioned Fund (the "Target Fund") into a newly created series within the Acquiring Trust (the “Acquiring Fund”), providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund.
FOR	AGAINST	ABSTAIN
☐	☐	☐

To transact any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes.

You may have received more than one proxy card due to multiple investments in the Fund.
PLEASE REMEMBER TO VOTE ALL OF YOUR PROXY CARDS!

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2022

THE PROXY STATEMENT AND THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS FOR THIS MEETING
ARE AVAILABLE AT: WWW.OKAPIVOTE.COM/KENSINGTON